SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                    ________



Date of Report (Date of earliest event reported)    July 8, 1997
                                                 -------------------------------

                              HIREL HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)



        Delaware                     0-28524                  65-0666239
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 (State or other jurisdiction    (Commission File            (IRS Employer
  or incorporation)                   Number)                Identification No.)



                  650 SW 16th Terrace, Pompano Beach, FL 33069
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (954) 942-5390
                                                  ------------------------------


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          (Former name or former address, if changed since last report)

Other Events.

Item 5.
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    On July 8,  1997  Hirel  Holdings,  Inc.  (the  "Company")  entered  into an agreement ("Agreement") to acquire all of the assets, liabilities and contracts of Jerry's Marine Service of Fort Lauderdale, Inc., a Florida corporation, and Jerry's Marine Services, Inc., a South Carolina corporation (collectively "JMS"). JMS is a distributor of marine engines and pads. In consideration for the assets of JMS, the Company will pay $8,000,000, payable $5,000,000 in cash at closing, and the remaining purchase price represented by a promissory note payable in $1,000,000 increments at 12, 24 and 36 months following closing, together with interest thereon at the prime rate plus one percent. Various liabilities of JMS will be assumed by the Company, including loans payable to the shareholders of JMS totaling approximately $750,000. The Promissory note will be secured by a security interest in the purchased assets, if the audited net asset amount exceeds $4,500,000 the purchase price will be increased by an amount of such excess, not to exceed two million ($2,000,000) dollars, which will be paid in cash. The closing date and time will be mutually agreed upon by both parties, but in all events not later than 60 days following the completion of the audit. The Company anticipates the closing to occur in the beginning of the fourth quarter. It is contemplated that the Agreement will be assigned to a wholly-owned subsidiary of the Company prior to closing.

    The Agreement also provides that the Company will enter into employment agreements (anticipated to be short term) with Helen Lewis, Joe Lewis, and Bobby LaBorde. The agreements are anticipated to be entered into and effective upon closing of the Agreement.

Item 8. Financial Statements, Pro Forma Financial Information and Exhibits
-------

Exhibits
--------

      (a) Asset Purchase Agreement by and among Hirel Holdings, Inc,; Jerry's Marine Services, Inc.; Jerry's Marine Service of Fort Lauderdale, Inc.; and Helen Lewis, Joe Lewis, Bobby LaBorde and Douglas Lewis dated July 8, t997.

      (b) Sale and Purchase Agreement by and between Jerry's Marine Service of Fort Lauderdale and Hirel Holdings, Inc.











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


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HIREL HOLDINGS, INC.


                                    By: /s/ Vincent Montelione
                                       -----------------------------------------
                                            Vincent Montelione, President



DATED:  July 23, 1997































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